BY-LAWS
                                      OF
                           RIVER ROUGE CORPORATION

                              ARTICLE I. OFFICES

    The principal office of the corporation shall be at Suite 202, 511 Couch Drive, Oklahoma City, Oklahoma 73102. The corporation may have such other offices, either within or without the State of Oklahoma, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                           ARTICLE II. SHAREHOLDERS

      SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Tuesday in the month of April in each year, beginning with the year 1988, at the hour of two o'clock p.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Oklahoma, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     SECTION 2. Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise

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prescribed by statute, may be called by the President or by the Board of
Directors.

     SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Oklahoma, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Oklahoma, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Oklahoma.

     SECTION 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting or if otherwise required by law, the purpose or purposes for which the meeting is called, shall be delivered not less than three nor more than fifty days before the day of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

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      SECTION 5. Fixing of-Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix a time, not exceeding 60 days nor less than 10 days preceding the date of any meeting of shareholders or the day fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting or entitled to receive payments of any such dividend, distribution, or allotment of rights, or to exercise rights in respect to any such change, conversion, or exchange of shares. In the event a record date shall have been fixed as aforesaid for any specified purpose, the stock transfer books of the corporation shall not be closed in connection therewith.

     SECTION 6. Voting Lists. The officer or agent having charge of the stock ledger of the corporation shall make, at least ten full days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list, together with the stock ledger, or a duplicate thereof, shall be kept at the place of such meeting for

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a period of ten full days prior to the convening of such meeting, and shall be subject to inspection at any time during such period by any shareholder or person representing any shareholder. Notwithstanding the foregoing, in the event the original or duplicate stock ledger reasonably shows in understandable form all persons entitled to represent shares at such meeting with the number of shares entitled to be voted by each shareholder, it shall not be necessary to prepare and produce the list of shareholders hereinabove referred to.

    SECTION 7. Quorum. One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than one-third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time for not more than a total of 30 days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy in a dated, written appointment signed by the shareholder, which appointment shall be

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filed with the Secretary of the corporation at or before the meeting at which the shares are to be voted.

     SECTION 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. The voting of shares held otherwise than by an individual shall be governed by the provisions of the Oklahoma General Corporation Act.

     SECTION 10. Consent and Waiver of Notice. (a) Any transaction of the shareholders of the corporation at any meeting thereof, regardless how or whether call was made or notice given, shall be as valid as though transacted at a meeting duly held after regular call and notice: (i) if such transactions have been or are thereafter approved and ratified at a regular or special shareholders' meeting held upon regular call or notice; or (ii) if a quorum be present either in person or by proxy and if, either before or after the meeting, each of the shareholders entitled to vote and not present in person or by proxy sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Secretary or made a part of the records of the meeting.

          (b) A waiver of notice, in writing, signed by the person or persons entitled to such notice, whether signed before or after the time stated therein, shall be deemed equivalent to the actual giving of any such notice required by the Oklahoma

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General Corporation Act, the Certificate of Incorporation of this corporation or by these By-Laws.

          (c) Any action which pursuant to the Oklahoma General Corporation Act, the Certificate of Incorporation of this corporation or these By-Laws might be taken at a meeting of the shareholders, may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose and such record or memorandum be filed with the Secretary of the corporation and made a part of the corporate records.

                       ARTICLE III. BOARD OF DIRECTORS

     SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

     SECTION 2. Number, Tenure and Qualifications. The number of directors of the corporation initially shall be three but may be increased by a vote of the Board of Directors. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

     SECTION 3. Regular Meeting. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

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     SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

     SECTION 5. Notice. Notice of any special meeting shall be given at, least three days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. Such notice shall specify the time, place and purpose of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

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     SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 8. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote or a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     SECTION 9. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 10. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation within two days after the adjournment of the

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meeting. No director who voted in favor of such action at the meeting shall have any right to dissent from such action.

     SECTION 11. Executive Committee. The Board of Directors, by resolution adopted by a majority of the entire board, may designate one or more directors to constitute an Executive Committee, which committee shall have and exercise all of the authority of the Board of Directors in the management of the corporation, subject only to such limitations as may be provided by the Board of Directors or by Section 1027C of the Oklahoma General Corporation Act.

     SECTION 12. Action Without Meeting. Any action which might be taken at a meeting of the Board of Directors or of the Executive Committee may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all of the members of the Board of Directors or the Executive Committee, as the case may be, and such record or memorandum is filed with and made a part of the permanent records of the corporation.

                             ARTICLE IV. OFFICERS

      SECTION 1. Number. The officers of the corporation shall be a President, a Vice-President, a Secretary, and such additional Vice-Presidents, other officers, assistant officers and agents as the Board of Directors may designate, deeming the same necessary for the transactions of the business of the corporation.

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     SECTION 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors, unless the Board of Directors shall
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designate another person to so preside. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 6. Vice-President. In the absence of the President or in event of his death, inability or refusal to act, the VicePresident shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If there be more than one Vice-President, this Section shall apply to such Vice-Presidents in the same order in which they appear in the list of officers last elected by the Board of Directors, unless the Board of Directors shall otherwise specifically provide by resolution.

     SECTION 7. Secretary. The Secretary shall (a) keep the minutes of the shareholders' and of the Board of Directors'

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meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by, such shareholder;
(e) have general charge of the stock transfer books of the corporation; and
(f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 8. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

               ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be

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issued in its name unless authorized by a resolution of the Board of
Directors. Such authority may be general or confined to specific instances.

     SECTION 3. Checks, drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

            ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

      SECTION 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do and shall bear the impression of the Corporate Seal provided for in Article IX of these By-Laws; provided, however, that in the event the Board of Directors has appointed a Transfer Agent or Registrar, or both, for its shares, the certificates for shares shall bear the name of such Transfer Agent or Registrar, or both, and bear the manual signature of an authorized person of such

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Transfer Agent or Registrar, or both of them, prior to issuance and the delivery, then and in that event, the signatures and impression of the Corporate Seal referred to hereinabove may be placed upon such certificates by facsimile. All certificates for shares shall be consecutively numbered or otherwise identified and each certificate shall bear the name or names of the registered owner or owners thereof and the number of shares represented thereby. The certificate number, the date of its issue, the number of shares represented thereby and the name and address of the person or persons to whom the shares were issued, shall be entered on the share ledger of the corporation. All certificates surrendered to the corporation or its authorized agent for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation and its agents or agents as the Board of Directors may prescribe.

     SECTION 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate

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for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                           ARTICLE VII. FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January and end the last day of December in each year.

                           ARTICLE VIII. DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon such terms and conditions as may be provided by law.

                               ARTICLE IX. SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal."

                            ARTICLE X. AMENDMENTS

The Board of Directors shall have the power to adopt, alter or repeal these By-Laws subject to the power of the shareholders to alter or repeal such By-Laws. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by a vote of the shareholders representing a majority of all shares entitled
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to vote, at any annual or special shareholders' meeting when the proposed amendment has been set out in the notice of such meeting.

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